CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report on the Kemper U.S. Mortgage Fund dated November 13, 1998 in the Registration Statement (Form N-1A) of Kemper Portfolios, and its incorporation by reference in the related prospectus and statement of additional information of Kemper Income Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (File No. 2-76806) and in this Amendment No. 32 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-3440).




                                                      ERNST & YOUNG LLP


Chicago, Illinois
December 28, 1998

                         CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report on the Kemper Short-Intermediate Government Fund dated November 17, 1998 in the Registration Statement (Form N-1A) of Kemper Portfolios, and its incorporation by reference in the related prospectus and statement of additional information of Kemper Income Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (File No. 2-76806) and in this Amendment No. 32 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-3440).




                                                      ERNST & YOUNG LLP


Chicago, Illinois
December 28, 1998